EXHIBIT INDEX

EXHIBIT NUMBER           DESCRIPTION
------ --------------------------------------------------------------------------------------------
21                       Subsidiaries of Affinity Technology Group, Inc.
23.1                     Consent of Scott McElveen LLP
23.2                     Consent of Ernst & Young LLP


EXHIBIT 21 - SUBSIDIARIES OF AFFINITY TECHNOLOGY GROUP, INC.

         NAME                                 JURISDICTION OF INCORPORATION                 PERCENT OWNED
Affinity Bank Technology Corporation                 Delaware, USA                               100%

Affinity Clearinghouse Corporation                   Delaware, USA                               100%

Affinity Credit Corporation                          Delaware, USA                               100%

Affinity Processing Corporation                      Delaware, USA                               100%

Affinity Mortgage Technology Corporation             Delaware, USA                               100%

decisioning.com, inc.                                Delaware, USA                               100%

Multi Financial Services, Inc.                       Delaware, USA                               100%


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